UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934 (Amendment

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NABORS INDUSTRIES LTD.

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NABORS INDUSTRIES LTD. 2023 Proxy Supplement

Forward-Looking Statements

This Proxy Supplement contains forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements provide Nabors Industries Ltd.'s ("Nabors" or the "Company") current expectations or forecasts of future events, circumstances, results or aspirations, and are subject to significant risks and uncertainties. These risks and uncertainties could cause Nabors' actual results to differ materially from those set forth in such forward-looking statements. Certain of such risks and uncertainties are described in Nabors' Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Nabors undertakes no obligation to publicly update or revise any forward-looking statement in this Proxy Supplement as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This Proxy Supplement refers to certain "non-GAAP" financial measures, such as adjusted EBITDA and net debt. The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Reconciliations of non-GAAP measures to the most comparable GAAP measures are provided in the Appendix at the end of this Proxy Supplement.

Important Shareholder Information

This document is only a summary of certain information in Nabors' 2023 Proxy Statement, and shareholders should read the 2023 Proxy Statement (including any amendments or supplements thereto) filed by Nabors and any other relevant documents filed with the SEC in their entirety before voting their shares. Shareholders may obtain copies of these documents and other documents filed with the SEC by Nabors free of charge at the SEC's website at www.sec.gov.

No reports, documents or websites that are cited or referred to in this Proxy Supplement shall be deemed to form part of, or to be incorporated by reference into, this Proxy Supplement.

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Our Commitment to Shareholder Engagement and Feedback

Broad, Systematic Effort to Engage with Our Shareholders

1. Conducted outreach with top shareholders ahead of our 2022 AGM. Also, responded to 100% of inbound shareholder inquiries

2. **POST-AGM**
   Ongoing engagement in a concerted outreach effort with top shareholders, with a focus on investors that voted "against" or "abstained" on SoP

3. Communicating key takeaways and investor feedback to our Board and executive leadership

Offseason Shareholder Outreach

During the off-season, Nabors contacted shareholders representing 50% of total ownership, focusing on investors that voted "against" or "abstained" at the last SoP vote

Conversations included independent Board members, the Corporate Secretary and other members of Nabors' IR and legal team

% O/S Outreach Efforts as of Proxy Filing Date



50%
50%
NBR proactively requested engagement
NBR did not request engagement; flagged for potential future engagement

% O/S Against/Abstained Say-on-Pay (SoP) Proposal Scheduled/Met With



6%
33%
61%
Engagement meeting took place
Appreciated the invitation, but declined an engagement
No response despite multiple follow-up requests

Nabors values the views of our shareholders and seeks to continually reflect those views in our approach to strategy, ESG, and long-term value creation

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NABORS.COM 4 Action Taken in Response to Shareholder Feedback Action Taken Shareholder Feedback Addressed Continued five - plus - year track record of CEO compensation opportunity reductions Reduced C - Suite total compensation Continued unique approach of granting LTI in the form of 100% performance - based awards, rather than using time - based RSUs; Nabors is the only company among its peers, as well as proxy advisor peers, that does not award RSUs Ensured LTI program emphasizes performance that underpins long - term sustainability Incorporated CAPEX into the STI program alongside Adjusted EBITDA (1) Incorporated additional metrics into the STI program New for 2023 Established a three - year ROIC LTI objective for the CEO and other key members of the management team Incorporated a compensation metric with a multi - year measurement period as part of LTI Implemented TSR awards for all NEOs Enhanced standardization of NEO goals and compensation Percentile - based TSR award payout, in line with all peers Bring TSR payout structure in line with peer group 1 2 3 4 5 Full details of actions taken in response to shareholder feedback can be found in the appendix (1) See slide 13 for a reconciliation of Adjusted EBITDA. 6

NABORS.COM ($4.0) ($0.7) ($3.0) ($2.9) ($2.4) ($2.2) ($0.2) ($0.4) -16 -12 -8 -4 0 2018 2019 2020 2021 2022 2023 Total Reduction TSR Equity Reduction Right - Sizing CEO Compensation CEO TSR Equity Awards and Salary Reductions Nabors remains committed to right - sized CEO compensation, and, in its ongoing efforts, has taken numerous steps to deepen the pr ogram’s alignment with long - term shareholder value CEO Compensation (1) (1) Excluding reported compensation from the following categories: Change in Pension Value, Nonqualified Deferred Compensation Ea rni ngs, and All Other Compensation. (2) 2023 TSR Equity Award Reduction, net of new 2023 ROIC Equity Award . $1.8 $1.8 $1.6 $1.3 $1.8 $1.8 $9.4 $9.9 $9.2 $12.9 $4.5 $4.6 $1.5 $1.7 $1.6 $1.7 $2.2 $3.0 0 4 8 12 $16 2017 2018 2019 2020 2021 2022 Salary Equity Cash Incentive $ in millions $12.6 $13.3 $12.3 $16.0 $8.4 Total reduction of $15.9m since 2018 5 $ in millions $9.3 (2)

NABORS.COM 6 Nabors Has a Greater Percentage of Compensation Tied to Performance A larger percentage of Nabors’ CEO compensation opportunity is performance based relative to peers; rather than using time - based RSUs, Nabors grants 100% of LTI through performance - based awards to emphasize short - and long - term performance - driving metrics, making us unique relative to our peers and proxy advisor - chosen peers Peers Performance - Based Compensation Median: 64% Peers Note: Pay refers to CEO total compensation for 2022 as disclosed by companies. Sources are public filings and publicly available tr adi ng data. Compensation peer group excludes Expro and Noble Corporation because of lack of comparable information for the considered period. (1) Performance - Based Compensation includes STIs + PSUs + relative TSRs. Salary RSUs Fixed Compensation Performance - Based Compensation (1) 50% 53% 53% 55% 56% 58% 63% 65% 68% 71% 74% 80% 81% 36% 38% 6% 31% 35% 32% 29% 18% 22% 19% 18% 12% 14% 10% 41% 14% 9% 10% 8% 17% 9% 10% 9% 8% 19% FlowServe Transocean Valaris HP Patterson-UTI Baker Hughes Weatherford Precision TechnipFMC SLB NOV Halliburton Nabors 0% RSUs ISS Peers Performance - Based Compensation Median: 56% GL Peers Performance - Based Compensation Median: 55% Compared to any peer set, Nabors compensation program is highly performance - based

NABORS.COM 0% 50% 100% 0% 50% 100% rTSR Pay 50% 50% 50% 51% 60% 60% 70% 70% 70% 75% 75% 80% 100% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% HP FlowServe Transocean Patterson-UTI Weatherford Baker Hughes Halliburton Precision TechnipFMC NOV SLB Valaris Nabors 7 Overview of Nabors CEO Compensation Relative to Peers Nabors CEO total compensation reflects strong alignment with company peers and company performance Note on methodology: performance is defined as annualized 3 - year total shareholder return (2020 – 2022), except for Noble Corpor ation and Valaris whose trading data only dates back to first half of 2021. Pay refers to CEO LTI for 2022 as disclosed by companies. Ranking of companies including Nabors is based on a percentile basis. Sources are public filings and publicly avai lab le trading data. (1) TSR Peer group previously used consists of the following nine companies: Baker Hughes Company, Haliburton Company, Helmerich & P ayne, NOV, Patterson - UTI Energy, SLB, TechnipFMC, Transocean, and Weatherford International. New peer set used consists of the same group of nine companies, to which the following five companies were added: Expro Group Holdings, Flowserve Corporation, Noble Corporation, Precision Drilling Corporation, and Valaris . (2) Compensation peer group excludes Expro and Noble Corporation because of lack of comparable information for the considered period. Nabors & Peers CEO Pay LTI Breakdown (2) Peers 65% Peer Performance Based Median Nabors CEO LTI compensation is 100% performance based, comparing favorably to any peer set used Nabors CEO Pay vs. Performance (peer set) (1) 51% ISS Peer Performance Based Median 50% Glass Lewis Peer Performance Based Median

NABORS.COM $544 $758 $805 $564 $482 $709 6% 9% 11% 8% 12% 14% 0% 2% 4% 6% 8% 10% 12% 14% 16% $- $100 $200 $300 $400 $500 $600 $700 $800 $900 2017 2018 2019 2020 2021 2022 NBR EBITDA Yearly Avg % of NBR Adjusted EBITDA 8 Nabors’ Long - Term Incentive Objectives Drive Long - Term Strategic Execution $3,105 $2,881 $2,487 $2,271 $2,085 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 2018 2019 2020 2021 2022 > $1 billion in net debt reduction through 2022 Long - term incentive components related to our balance sheet and development of innovative new offerings have driven consistent a nd persistent strategic execution over the long term and through the volatility of the past several years NDS Adjusted EBITDA as a % of NBR’s Adjusted EBITDA has continued to grow Net Debt Reduction ($mm) Nabors Drilling Solutions (NDS) Adjusted EBITDA Contribution ($mm)

Highly Engaged and Independent Board Committed to Diversity



Anthony G. Petrello

Director since 1991
Committees:
Executive **(Chair)**



Tanya S. Beder

Independent Director since 2017
Committees: Audit; Technology & Safety; Compensation **(Chair)**



Anthony R. Chase

Independent Director since 2019
Committees:
Compensation; ESG; Risk Oversight **(Chair)**



James R. Crane

Independent Director since 2012
Committees:
Executive; Technology & Safety **(Chair)**



John P. Kotts

Independent Director since 2013
Committees:
Audit **(Chair)**; Compensation



Michael C. Linn

Independent Director since 2012
Committees:
ESG **(Chair)**; Risk Oversight



John Yearwood

Lead Independent Director since 2010
Committees:
Audit; ESG; Executive; Risk Oversight; Technology & Safety

Succession Planning

- **Nabors acknowledges the need for increased diversity on the Board and we are committed to adding additional diverse candidates to the Board**
- **We maintain a diverse pipeline of candidates and are evaluating our Board size and the possibility of expanding it**
- **Any additional positions would be filled with a diverse candidate**

Director Dashboard

Age



14%
57%
29%
60-64
65-69
70-74

Tenure



29%
13%
29%
29%
1-5 yrs.
6-9 yrs.
10-12 yrs.
> 12 yrs.

Gender Diversity



14%
86%
Male
Female

Independence



14%
86%
Independent
Non-Independent

Race or Ethnicity Diversity



14%
14%
72%
White
Black
West Indian Islander

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NABORS.COM Appendix 10

Investor Feedback on Compensation and Nabors' Response

Nabors has undertaken an extensive shareholder outreach effort over the past several years. The feedback below reflects the collective feedback that we have heard from shareholders and the extensive efforts we've taken to address their feedback

What We Heard in 2022-2023	Action Taken Based on Shareholder Feedback	Outcome
Reduce C-Suite total compensation	✓ Continued to cap earnouts at target if TSR performance is negative, and in the case of the CEO, further cap the earnout value to 5x multiple of the grant date value and negotiated reductions to contractually entitled TSR awards	✓ *Right-sized C-Suite total compensation*
Enhance goal-setting and structure of the LTI and STI plans	✓ CEO and CFO compensation includes an LTI component tied to relative three-year TSR performance ✓ Nabors continues to be the only company among its peers that does not award LTI in the form of time-based vesting RSUs; 100% of Nabors' LTI share-based compensation is performance based ✓ Implemented a three-year ROIC goal in 2023 ✓ Incorporated capex into our STI plan	✓ *For fiscal 2023, implemented TSR awards for all NEOs* ✓ *Implementing a new multi-year award that is subject to vesting based on performance measured over three years; after taking into account reductions to contractual TSR opportunity, does not increase overall CEO LTI compensation* ✓ *STI plan now incorporates adjusted EBITDA and capex*
Provide greater transparency into target setting process	✓ Compensation Committee continues to follow its three core values to guide its process to further evolve the program: 1. Right-size C-suite compensation and maintain competitive pay to attract and retain highly talented employees 2. Ensure goals and compensation are aligned with long-term time horizons that reward superior performance 3. Set targets and goals that reflect an increased commitment to ESG metrics ✓ We have enhanced our disclosure to explain how the performance goal metrics support our long-term strategy of continued growth of our Drilling Solutions business	✓ *Enhanced rationale surrounding compensation program and all-around transparency* ✓ *2024 proxy will contain additional detail around performance targets in the LTI program*
Improve benchmark compensation and performance peer groups	✓ Enhanced disclosure of our peer group rationale and decision-making process ✓ Continue to evaluate our peers to confirm that the peer group continues to be appropriate given the company's energy transition strategy	✓ *Enhanced disclosure around peer group* ✓ *Continued peer group re-evaluation*

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NABORS.COM 12 Additional Investor Feedback on Compensation and Nabors’ Response What We Heard in 2022 - 2023 Action Taken Based on Shareholder Feedback Outcome Ensure LTI compensation opportunity payout is proportional to relative TSR performance x Together with the Compensation Committee’s independent compensation consultant, reviewed the TSR award payout structure against the peer group x We continue to assess payout metrics to be at least commensurate with achieving proportionate TSR performance x Additional disclosure regarding TSR performance metrics Enhance disclosure of compensation component benchmarking x Compensation Committee consistently reviews the individual components as well as the TDC for the CEO and CFO vs. our peer group x Additional disclosure regarding this review Adopt an enhanced clawback policy x We reviewed our existing policies and regulatory requirements x We intend to adopt a clawback policy consistent with NYSE listing standards The below table reflects additional feedback Nabors received regarding its executive compensation plan, as well as steps take n t o enhance disclosure and review further adjustments to our compensation plan

NABORS.COM 13 Investor Feedback on ESG and Nabors’ Response What We Heard in 2022 - 2023 Action Taken Based on Shareholder Feedback Outcome Continue inclusion of ESG metrics and specifically, those of CEO performance goals x Continued to focus on CEO compensation metrics by expanding reductions in Scope 1 and 2 GHG emissions intensity in our international drilling markets and instilling diversity throughout employee and corporate leadership x Continued enhanced disclosure on employee diversity to incentivize achievement of targeted diversity representation at all levels x Adopted the Task Force for Climate - Related Financial Disclosure (TCFD) framework for reporting, which is by overseen by the ESG Committee x Continue to follow the recommendations of the Sustainability Accounting Standards Board (SASB), Global Reporting Initiative (GRI) and the International Petroleum Industry Environmental Conservation Association (IPIECA) x Rigorous annual performance goals and targets including continued use of ESG metrics in CEO pay x Publishing of our annual Sustainability Report in 2022 x We continue to evaluate our ESG reporting to meet stakeholder expectations and remain ahead of market trends Enhance Board composition with respect to diversity, skillsets and improve related disclosure x Diversity has been and continues to be a core component of the Board’s refreshment and succession planning efforts x Ongoing active review of Board composition and representation of female and diverse candidates with various skill sets x The Board is committed to prioritizing future director candidates who are diverse, with particular focus on improving the Board’s diversity/gender ratio in line with our global activities x The two most recent director appointments support our commitment to a diverse, talented and experienced board x Increased disclosure around the Board’s commitment to improving Board diversity x Expanded Director’s skillsets and backgrounds on an individual basis Provide additional disclosure on investor outreach and integration of feedback x Since 2021, the Company has conducted comprehensive ongoing shareholder outreach exercises whereby we receive valuable feedback which is shared with the full Board and integrated into our decision making x Extensive disclosure around feedback and company responsiveness included in public filings Increase disclosure surrounding the Board’s risk assessment framework x Considering various methodologies to increase disclosure of the highest risks to the company x Enhanced disclosure surrounding risk management Our shareholders continue to focus on understanding our approach to E&S initiatives more than any other topic.

NABORS.COM 14 Reconciliation of Adjusted EBITDA